August 24, 1999


Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

We were previously principal accountants for Penn-America Group, Inc. and under the date of January 22, 1999, we reported on the consolidated financial statements of Penn-America Group, Inc. and subsidiaries as of and for the years ended December 31, 1998 and 1997. On August 18, 1999, our appointment as principal accountants was terminated. We have read Penn-America Group, Inc.'s statements included under Item 4 of its Form 8-K dated August 24, 1999, and we agree with such statements, except that we are not in a position to agree or disagree with Penn-America Group, Inc.'s statement that the change was approved by the audit committee of the board of directors.

Very truly yours,

/s/ KPMG LLP